                                                                     EXHIBIT 3.2





                                     BYLAWS

                                       OF

                                BEHRINGER HARVARD
                            OPPORTUNITY REIT I, INC.

                             A MARYLAND CORPORATION

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I  OFFICES.............................................................1
   SECTION 1.01.  PRINCIPAL OFFICES............................................1
   SECTION 1.02.  ADDITIONAL OFFICES...........................................1
ARTICLE II  MEETINGS OF STOCKHOLDERS...........................................1
   SECTION 2.01.  PLACE........................................................1
   SECTION 2.02.  ANNUAL MEETING...............................................1
   SECTION 2.03.  SPECIAL MEETINGS.............................................1
   SECTION 2.04.  NOTICE FOR MEETINGS..........................................2
   SECTION 2.05.  SCOPE OF NOTICE..............................................2
   SECTION 2.06.  ORGANIZATION AND CONDUCT.....................................2
   SECTION 2.07.  QUORUM; ADJOURNMENT..........................................2
   SECTION 2.08.  VOTING.......................................................3
   SECTION 2.09.  PROXIES......................................................3
   SECTION 2.10.  VOTING OF STOCK BY CERTAIN HOLDERS...........................3
   SECTION 2.11   EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE.............3
   SECTION 2.12.  INSPECTORS...................................................4
   SECTION 2.13.  NOMINATIONS AND STOCKHOLDER BUSINESS.........................4
   SECTION 2.14.  VOTING BY BALLOT.............................................6
ARTICLE III  DIRECTORS.........................................................6
   SECTION 3.01.  GENERAL POWERS...............................................6
   SECTION 3.02.  NUMBER, TENURE AND QUALIFICATIONS............................6
   SECTION 3.03.  ANNUAL AND REGULAR MEETINGS..................................6
   SECTION 3.04.  SPECIAL MEETINGS.............................................6
   SECTION 3.05.  NOTICE.......................................................6
   SECTION 3.06.  QUORUM.......................................................7
   SECTION 3.07.  VOTING.......................................................7
   SECTION 3.08   ORGANIZATION.................................................7
   SECTION 3.09.  ACTION BY WRITTEN CONSENT; INFORMAL ACTION...................7
   SECTION 3.10.  PRESUMPTION OF ASSENT........................................7
   SECTION 3.11.  TELEPHONE MEETINGS...........................................8
   SECTION 3.12.  REMOVAL......................................................8
   SECTION 3.13.  VACANCIES....................................................8
   SECTION 3.14.  COMPENSATION.................................................8
   SECTION 3.15   LOSS OF DEPOSITS.............................................8
   SECTION 3.16.  SURETY BONDS.................................................8
   SECTION 3.17.  RELIANCE.....................................................8
   SECTION 3.18.  CERTAIN RIGHTS OF DIRECTORS, OFFICERS,
                  EMPLOYEES AND AGENTS.........................................8
ARTICLE IV  COMMITTEES.........................................................9
   SECTION 4.01.  DESIGNATION..................................................9
   SECTION 4.02.  NUMBER, TENURE AND QUALIFICATIONS............................9
   SECTION 4.03.  AUTHORITY....................................................9
   SECTION 4.04.  MEETINGS.....................................................9
   SECTION 4.05.  TELEPHONE MEETINGS...........................................9
   SECTION 4.06.  ACTION BY WRITTEN CONSENT; INFORMAL ACTION...................9
   SECTION 4.07.  VACANCIES....................................................9
ARTICLE V  OFFICERS............................................................9
   SECTION 5.01.  GENERAL PROVISIONS...........................................9
   SECTION 5.02.  REMOVAL AND RESIGNATION.....................................10
   SECTION 5.03.  VACANCIES...................................................10

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   SECTION 5.04.  AUTHORITY...................................................10
   SECTION 5.05.  THE CHAIRMAN OF THE BOARD...................................10
   SECTION 5.06.  THE CHIEF EXECUTIVE OFFICER.................................10
   SECTION 5.07.  THE PRESIDENT...............................................11
   SECTION 5.08.  THE CHIEF OPERATING OFFICER.................................11
   SECTION 5.09   THE TREASURER; CHIEF FINANCIAL OFFICER......................11
   SECTION 5.10.  VICE PRESIDENTS.............................................11
   SECTION 5.11.  ASSISTANT TREASURERS........................................11
   SECTION 5.12.  SECRETARY...................................................12
   SECTION 5.13.  ASSISTANT SECRETARIES.......................................12
   SECTION 5.14.  COMPENSATION................................................12
ARTICLE VI  CONTRACTS, LOANS, CHECKS AND DEPOSITS.............................12
   SECTION 6.01.  CONTRACTS...................................................12
   SECTION 6.02.  CHECKS AND DRAFTS...........................................12
   SECTION 6.03.  DEPOSITS....................................................12
ARTICLE VII  STOCK CERTIFICATES; ISSUANCES, TRANSFERS.........................12
   SECTION 7.01.  CERTIFICATES................................................12
   SECTION 7.02.  TRANSFERS; REGISTERED STOCKHOLDERS..........................13
   SECTION 7.03.  LOST, STOLEN, OR DESTROYED CERTIFICATES.....................13
   SECTION 7.04.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE..........14
   SECTION 7.05.  STOCK LEDGER................................................14
   SECTION 7.06.  FRACTIONAL STOCK; ISSUANCE OF UNITS.........................14
ARTICLE VIII  ACCOUNTING YEAR.................................................14
ARTICLE IX  DISTRIBUTIONS.....................................................15
   SECTION 9.01.  AUTHORIZATION...............................................15
   SECTION 9.02.  CONTINGENCIES...............................................15
ARTICLE X  INVESTMENT POLICY..................................................15
ARTICLE XI  SEAL..............................................................15
   SECTION 11.01. SEAL........................................................15
   SECTION 11.02. AFFIXING SEAL...............................................15
ARTICLE XII  WAIVER OF NOTICE.................................................15
ARTICLE XIII  AMENDMENT OF BYLAWS.............................................16

                                     BYLAWS

                                       OF


                                BEHRINGER HARVARD
                            OPPORTUNITY REIT I, INC.

                             A MARYLAND CORPORATION
--------------------------------------------------------------------------------

                                    ARTICLE I

                                     OFFICES

        Section 1.01. PRINCIPAL OFFICES. The principal office(s) of Behringer Harvard Opportunity REIT I, Inc. (the "CORPORATION") shall be located at such place or places as the Board of Directors may designate from time to time.

        Section 1.02. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or otherwise as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 2.01. PLACE. All meetings of stockholders shall be held at a principal office of the Corporation or at such other place as shall be stated in the notice of the meeting.

        Section 2.02. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on such day as the Board of Directors may determine during the month of February in 2005 and during the month of May in years after 2005; provided, however, such meeting shall not be held less than 30 days after delivery of the annual report to the stockholders. The purpose of each annual meeting of the stockholders shall be to elect directors of the Corporation and to transact such other business as may properly come before the meeting.

        Section 2.03. SPECIAL MEETINGS. Special meetings of the stockholders may be called by (i) the President; (ii) the Board of Directors, (iii) a majority of the Independent Directors, as defined in the Corporation's charter (the "CHARTER"); or (iv) upon the written request to the Secretary of the Corporation by the holders of shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting whereby such written request states the purpose of the meeting and the matters proposed to be acted upon at such meeting. In the event of a stockholders' meeting called in accordance with subsection (iv) above, the Secretary of the Corporation shall, within ten days of his or her receipt of the written request required in such subsection, notify, in the manner proscribed herein, each stockholder entitled to vote at meeting of the stockholders. Notwithstanding anything to the contrary herein, such meeting shall be held not less than 15 days nor more than 60 days after the Secretary's delivery of such notice. Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the stockholder request; provided, however, that if none is so specified, at such time and place convenient to the stockholders.

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        Section 2.04.     NOTICE FOR MEETINGS. Except as provided otherwise in
Section 2.03 of this Article II, the Secretary shall, not less than ten nor more than 90 days before each meeting of stockholders, give to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise required by the Maryland General Corporation Law, (the "MGCL"), the purpose of the meeting. Notice shall be deemed delivered to a stockholder upon being (i) personally delivered to the stockholder; (ii) left at the stockholder's residence or usual place of business; (iii) mailed to the stockholder at the stockholder's address as it appears on the records of the Corporation, in which case such notice shall be deemed to be given when deposited in the United States mail with postage prepaid thereon; or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.

        Section 2.05. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except as otherwise set forth in Section 2.12(a) of this Article II and except for such business as is required by the MGCL or any other relevant statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

        Section 2.06. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the chairman of the board or, in the case of a vacancy in the office or absence of the chairman of the board, by one of the following officers present at the meeting: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary, or, in the secretary's absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of the stockholders, an assistant secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        Section 2.07. QUORUM; ADJOURNMENT. At any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum except as otherwise provided by law, the Charter or these Bylaws. If a quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed.

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        The stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        Section 2.08. VOTING. A majority of the stockholders present in person or by proxy at an annual meeting at which a quorum is present may, without the necessity for concurrence by the Board of Directors, vote to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Except as otherwise required by law, the Charter or these Bylaws, a majority of the votes cast at a meeting of the stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting. Unless otherwise provided in the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders.

        Section 2.09. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

        Section 2.10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president, a vice president, a general partner, or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

        Shares of the Corporation's stock owned directly or indirectly by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case, subject to the terms of the Charter, they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

        The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

        Section 2.11. EXEMPTION FROM CONTROL SHARE ACQUISITION STATUTE. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of "control shares," as such term is defined in the MGCL, and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

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        Section 2.12.     INSPECTORS.

        (a) The Board of Directors or the chairman of the meeting may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.

        (b) The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. Each such report shall be in writing and signed by him or her or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be PRIMA FACIE evidence thereof.

        Section 2.13.     NOMINATIONS AND STOCKHOLDER BUSINESS.

        (a)     ANNUAL MEETINGS OF STOCKHOLDERS.

                (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of such meeting; (B) by or at the direction of the Board of Directors; or (C) by any stockholder of the Corporation who (i) was a stockholder of record both at the time of giving of notice provided for in this Section 2.13(a) and at the time of the annual meeting in question; (ii) is entitled to vote at such meeting; and (iii) has complied with the notice procedures set forth in this Section 2.13(a).

                (2) For nominations or other business to be properly brought at an annual meeting by a stockholder pursuant to this paragraph (a)(2) or paragraph (a)(1) of this Section 2.13, the stockholder must give timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive office of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) the name, age, business address, and residence address of such person; (ii) the class and number of shares of stock of the Corporation that are beneficially owned by such person; and (iii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting;
        (ii) the reasons for conducting such business at the meeting; and (iii) any material interest in such business that such stockholder and beneficial owner, if any, on whose behalf the proposal is made, may have; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder and beneficial owner, if any, as such appears on the Corporation's books; and (ii) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                (3) Notwithstanding anything in the second sentence of paragraph
        (a)(2) of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting, a stockholder's notice required by this Section 2.13(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation no later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

        (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of said meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of said meeting; (ii) by or at the direction of the Board of Directors; or (iii) provided the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who (A) is a stockholder of record both at the time of giving of notice provided for in this Section 2.13(b) at the time of the special meeting;
(B) is entitled to vote at the meeting; and (C) complied with the notice procedures set forth in this Section 2.13(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a)(2) of this Section 2.13 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

        (c)     GENERAl.

                (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
        Section 2.13, and, if any proposed nomination or business is not in compliance with this Section 2.13, to declare that such defective nomination or proposal, if any, be disregarded.

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                (2) For purposes of this Section 2.13, (i) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (ii) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                (3) Notwithstanding the foregoing provisions of this Section 2.13, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this
        Section 2.13. Nothing in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

        Section 2.14. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order, or any stockholder shall demand, that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

        Section 3.01. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

        Section 3.02. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the members then serving on the Board of Directors may establish, increase, or decrease the number of directors, provided that, except as otherwise provided in the Charter, the number thereof shall never be less than the minimum number required by the MGCL or the Charter (whichever is greater), nor more than the maximum number of directors set forth in the Charter, and further provided that, except as may be provided in the terms of any preferred stock issued by the Corporation, the tenure of office of a director shall not be affected by any decrease in the number of directors.

        Section 3.03. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

        Section 3.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President or by a majority of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

        Section 3.05. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally, or by telephone, electronic mail, facsimile transmission, United States mail, or courier to each director at his business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the director or his agent is personally given such notice in a telephone call to which he or his agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

        Section 3.06. QUORUM. A majority of the directors then serving shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that, if pursuant to the Charter or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group. The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

        Section 3.07.     VOTING.

        (a) The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the Charter. If enough directors have withdrawn from a meeting to leave less than a quorum but the meeting is not adjourned, the action of the majority of the directors still present at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or the Charter.

        (b) Any action pertaining to any transaction in which the Corporation is purchasing, selling, leasing or mortgaging any real estate asset, making a joint venture investment or engaging in any other transaction in which an advisor, director or officer of the Corporation, any affiliated lessee or affiliated contract manager of any property of the Corporation, or any affiliate of the foregoing, has any direct or indirect interest other than as a result of their status as a director, officer, or stockholder of the Corporation, shall be approved by the affirmative vote of a majority of the Independent Directors (as defined in the Charter), even if the Independent Directors constitute less than a quorum.

        Section 3.08. ORGANIZATION. At each meeting of the Board of Directors, the chairman of the board or, in the absence of the chairman, the vice chairman of the board, if any, shall act as Chairman. In the absence of both the chairman and vice chairman of the board, the chief executive officer or in the absence of the chief executive officer, the president or in the absence of the president, a director chosen by a majority of the directors present, shall act as Chairman. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, a person appointed by the Chairman, shall act as Secretary of the meeting.

        Section 3.09. ACTION BY WRITTEN CONSENT; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director, and such written consent is filed with the minutes of proceedings of the Board of Directors.

        Section 3.10. PRESUMPTION OF ASSENT. A director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof, or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

        Section 3.11. TELEPHONE MEETINGS. Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

        Section 3.12. REMOVAL. At any meeting of stockholders called expressly, but not necessarily solely, for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of directors.

        Section 3.13. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than 3 directors remain). Any vacancy on the Board of Directors for any cause shall be filled by a majority of the remaining directors, although such majority is less than a quorum. Notwithstanding the foregoing, a majority of the Independent Directors shall nominate replacements for vacancies among the Independent Directors' positions. Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

        Section 3.14. COMPENSATION. Directors may, in the discretion of the entire Board of Directors, receive annual or monthly salary for their services as directors, fixed sums per meeting and/or per visit to real property or other facilities owned or leased by the Corporation, and/or for any service or activity performed or engaged in as directors on behalf of the Corporation. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their reasonable out-of-pocket expenses, if any, in connection with each such meeting, property visit, and/or other service or activity they performed or engaged in as directors on behalf of the Corporation. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

        Section 3.15. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

        Section 3.16. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

        Section 3.17. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

        Section 3.18. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Corporation, subject to the provisions of the Charter.

                                   ARTICLE IV

                                   COMMITTEES

        Section 4.01. DESIGNATION. The Board of Directors may, by a resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee, an Audit Committee, a Compensation Committee, a Leasing Committee, and any other committee it deems appropriate and in the best interest of the Corporation.

        Section 4.02. NUMBER, TENURE AND QUALIFICATIONS. Each committee shall be composed of one or more directors, and such committee members shall serve at the pleasure of the Board of Directors. The members of the Audit Committee and Compensation Committee shall at all times consist solely of Independent Directors, and the majority of the members of all committees shall be Independent Directors.

        Section 4.03. AUTHORITY. Subject to the limitations contained herein and the limitations contained in the resolution establishing such committee, to the extent permitted by law, the executive committee shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the corporation. Each other committee, to the extent expressly provided for in the resolution establishing such committee and except as prohibited by law, shall have and may exercise all of the authority of the Board of Directors in such other matters and affairs concerning the Corporation. Notwithstanding the foregoing, no committee shall have the authority of the Board of Directors to fix the compensation of any committee member.

        Section 4.04. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special or regular meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

        Section 4.05. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

        Section 4.06. ACTION BY WRITTEN CONSENT; INFORMAL ACTION. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

        Section 4.07. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V

                                    OFFICERS

        Section 5.01. GENERAL PROVISIONS. The officers of the Corporation shall be elected by the Board of Directors, and shall include a President, Treasurer, Secretary, and any other officers as determined by the Board of Directors. Such officers may include a Chairman of the Board, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, one or more Vice Presidents, one or more Assistant Treasurers, a Secretary, and/or one or more Assistant Secretaries. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the Chief Executive Officer may appoint one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of President, Treasurer and Secretary. Election of an officer or agent shall not itself create contract rights between the Corporation and such officer or agent.

        Section 5.02. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

        Section 5.03. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

        Section 5.04. AUTHORITY. Officers shall have such authority and perform such duties in the management of the corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

        Section 5.05. THE CHAIRMAN OF THE BOARD. Unless otherwise designated by the Board of Directors, the Chief Executive Officer shall also be the Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders, the Board of Directors and any committee on which he serves. The Chairman in his role as an executive officer shall not have any authority with respect to the business, financial affairs or day-to-day operations of the Corporation. At the request of the Chairman, or in case of his absence or inability to act, unless otherwise directed by the Board of Directors, the Chief Executive Officer shall perform the duties of the Chairman and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chairman.

        Section 5.06. THE CHIEF EXECUTIVE OFFICER. Unless otherwise designated by the Board of Directors, the President shall also be the Chief Executive Officer. The Chief Executive Officer shall be the highest ranking executive officer of the Corporation and, subject to the supervision of the Board of Directors, shall have all authority and power with respect to, and shall be responsible for, the general management of the business, financial affairs, and day-to-day operations of the Corporation, including, but not limited to, (i) the supervision and management of all other executive officers;
(ii) the development of the Corporation's long-range strategic plan and the annual operating plan; (iii) the engagement, retention and termination of employees and independent contractors of the Company, the setting of the compensation and other material terms of employment or engagement of employees and independent contractors, and the establishment of work rules for employees;
(iv) the representation of the Corporation at any business or financial meeting or presentation with stockholders, lenders, affiliates, strategic or joint venture partners, financial institutions, underwriters, analysts and any other entity with which the

Corporation does business; and (v) the initiation, development, and implementation of new business, markets and technologies. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall perform such other duties and have such other authority and powers as the Board may from time to time prescribe. At the request of the Chief Executive Officer, or in case of his absence or inability to act, unless otherwise directed by the Board of Directors, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. Additionally, in the event that the Corporation has both a President and a Chief Executive Officer, any powers or duties conferred upon the President in these Bylaws shall concurrently be conferred upon the Chief Executive Officer, and in such event the powers granted to the President shall be subject to the exercise of such powers or duties by the Chief Executive Officer.

        Section 5.07. THE PRESIDENT. Unless the Board of Directors shall designate otherwise, the Chief Executive Officer shall be the President of the Corporation. The President shall report to the Chief Executive Officer, if distinct, and shall have, subject to the control of the Chief Executive Officer and the Board, active supervision and management over the day-to-day operations of the Corporation and over its subordinate officers, assistants, agents and employees. At the request of the President, or in case of his absence or inability to act, unless otherwise directed by the Board of Directors, the Chief Executive Officer shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

        Section 5.08. THE CHIEF OPERATING OFFICER. Unless the Board of Directors shall designate, the President shall be the Chief Operating Officer of the Corporation. The Chief Operating Officer shall report to the President, if distinct, and shall have, subject to the control of the President and the Board, active supervision over such portion of the day-to-day operations of the Corporation and over its subordinate officers, assistants, agents and employees as delegated by the President or the Board of Directors.

        Section 5.09. THE TREASURER; CHIEF FINANCIAL OFFICER. Unless the Board of Directors shall designate otherwise, the Treasurer shall be the Chief Financial Officer of the Corporation. The Treasurer shall report to the Chief Executive Officer and shall have, subject to the control of the Chief Executive Officer and the Board of Directors, the general care and custody of the funds and securities of the Corporation and the authority and power with respect to, and the responsibility for, the Corporation's accounting, auditing, reporting and financial record-keeping methods and procedures; controls and procedures with respect to the receipt, tracking and disposition of the revenues and expenses of the Corporation; the establishment and maintenance of depository, checking, savings, investment and other accounts of the Corporation; relations with accountants, financial institutions, lenders, underwriters and analysts; the development and implementation of funds management and short-term investment strategies; the preparation of financial statements and all tax returns and filings of the Corporation; and the supervision and management of all subordinate officers and personnel associated with the foregoing.

        Section 5.10. VICE PRESIDENTS. Each Vice President shall have such powers and duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President and (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) shall exercise the powers of the President during that officer's absence or inability to act.

        Section 5.11. ASSISTANT TREASURERS. Each Assistant Treasurer shall perform such duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President. The Assistant Treasurers (in the order as designated by the Board of Directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurer continuously) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

        Section 5.12. SECRETARY. The Secretary shall maintain minutes of all meetings of the Board of Directors, of any committee, and of the stockholders, or consents in lieu of such minutes, in the Corporation's minute books, and shall cause notice of such meetings to be given when requested by any person authorized to call such meetings. The Secretary may sign with the President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto. The Secretary shall have charge of the certificate books, stock transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director at the office of the Corporation during business hours. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President.

        Section 5.13. ASSISTANT SECRETARIES. Each Assistant Secretary shall perform such duties as may be prescribed from time to time by the Board of Directors or as may be delegated from time to time by the President. The Assistant Secretaries (in the order designated by the Board of Directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) shall exercise the powers of the Secretary during that officer's absence or inability to act.

        Section 5.14. COMPENSATION. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

        Section 6.01. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

        Section 6.02. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

        Section 6.03. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII

                    STOCK CERTIFICATES; ISSUANCES, TRANSFERS

        Section 7.01. CERTIFICATES. Except as otherwise provided in these Bylaws, this Section shall not be interpreted to limit the authority of the Board of Directors to issue some or all of the shares of any or all of its classes or series without certificates. Each stockholder, upon written request to the secretary of the Corporation, shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the Chief Executive Officer, the President, the Chief Operating Officer or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are preferred or limited as to their dividends which are restricted as to their transferability or voting powers, or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

        Section 7.02. TRANSFERS; REGISTERED STOCKHOLDERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

        Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

        Section 7.03. LOST, STOLEN, OR DESTROYED CERTIFICATES. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following requirements:

                (a) CLAIM. The registered owner makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;

                (b) TIMELY REQUEST. The registered owner requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

                (c) BOND. The registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

                (d) OTHER REQUIREMENTS. The registered owner satisfies any other reasonable requirements imposed by the Board of Directors.

        When a certificate has been lost, destroyed or stolen and the stockholder of record fails to notify the Corporation within a reasonable time after he has notice of it, if the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

        Section 7.04. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may (i) set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose, (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken); or (ii) in lieu of fixing a record date, direct that the stock transfer books be closed for a period not greater than 20 days. In the case of a meeting of the stockholders, the record date or the date set for the closing of the stock transfer books shall be at least ten days before the date of such meeting.

        If no record date is fixed and stock transfer books are not closed for the determination of stockholders, (i) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (a) the close of business on the day on which the notice of meeting is mailed or (b) the 30th day before the meeting; and (ii) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the divided or allotment of rights is adopted, provided that the payment or allotment may not be made more than 60 days after the date on which such resolution is adopted.

        When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

        Section 7.05. STOCK LEDGER. The Corporation shall maintain at one or more of its principal offices or at the office of its counsel, accountants, or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

        Section 7.06. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

        The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX

                                  DISTRIBUTIONS

        Section 9.01. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

        Section 9.02. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

                                    ARTICLE X

                                INVESTMENT POLICY

        Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

                                   ARTICLE XI

                                      SEAL

        Section 11.01. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

        Section 11.02. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place "[SEAL]" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XII

                                WAIVER OF NOTICE

        Whenever any notice is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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

                                  ARTICLE XIII

                               AMENDMENT OF BYLAWS

        The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.















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